SPS Commerce Reports Strong Second Quarter 2026 Financial Results
Second quarter 2026 revenue and Adjusted EBITDA exceed high end of guidance range
Company provides updated full year 2026 guidance following recently completed divestiture

MINNEAPOLIS, July 30, 2026 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), the leading intelligent supply chain network, today announced financial results for the second quarter ended June 30, 2026.
Financial Highlights
Second Quarter 2026 Financial Highlights
•Revenue was $197.8 million in the second quarter of 2026, compared to $187.4 million in the second quarter of 2025, reflecting 6% growth.
•Recurring revenue grew 6% from the second quarter of 2025.
•Net income was $6.9 million or $0.19 per diluted share, compared to net income of $19.7 million or $0.52 per diluted share in the second quarter of 2025.
•Non-GAAP income was $46.4 million or $1.27 per diluted share, compared to non-GAAP income of $38.0 million or $1.00 per diluted share in the second quarter of 2025.
•Adjusted EBITDA for the second quarter of 2026 increased 19% to $66.6 million compared to the second quarter of 2025.
•Share repurchases in the second quarter of 2026 totaled $51.2 million.

“SPS Commerce is executing its growth and innovation roadmap. MAX, our agentic capabilities embedded within SPS' supply chain network, has already delivered tangible value to beta users, equating to hundreds of thousands of dollars in savings to individual customers in just a matter of three months. We are excited about MAX’s launch to all SPS Fulfillment customers later this summer,” said Chad Collins, CEO of SPS Commerce. “No other company can match the unique combination of AI capabilities, 25 years of proprietary data, deep domain expertise, and expansive network access to drive this kind of tangible value, collaboration, and operational efficiencies that SPS offers today.”

“Solid second-quarter performance reflects up-sell and cross-sell momentum across our core business,” said Joe Del Preto, CFO of SPS Commerce. “We continue to demonstrate operational rigor, exceeding our margin expansion goals while simultaneously rolling out our AI strategy across the SPS network.”

Guidance

As a result of the divestiture of the 3P Revenue Recovery business on June 30, 2026, guidance factors in a reduction of approximately $10.5 million in revenue to the second half of 2026. The divestiture is expected to be neutral to Adjusted EBITDA in the second half of 2026.

Third Quarter 2026 Guidance
•Revenue is expected to be in the range of $196.3 million to $198.3 million.
•Net income per diluted share is expected to be in the range of $0.72 to $0.76, with fully diluted weighted average shares outstanding of 36.8 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $1.20 to $1.23.
•Adjusted EBITDA is expected to be in the range of $67.4 million to $69.4 million.
•Non-cash, share-based compensation expense is expected to be $16.4 million, depreciation expense is expected to be $5.4 million, and amortization expense is expected to be $8.5 million.

Fiscal Year 2026 Guidance
•Revenue is expected to be in the range of $788.4 million to $793.4 million, representing 5% to 6% growth over 2025.
•Net income per diluted share is expected to be in the range of $2.24 to $2.33, with fully diluted weighted average shares outstanding of 36.9 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $4.84 to $4.93.
•Adjusted EBITDA is expected to be in the range of $264.6 million to $269.1 million, reflecting an Adjusted EBITDA margin of 34% at the midpoint, an increase of approximately 300 basis points compared to full year 2025.
•Non-cash, share-based compensation expense is expected to be $69.8 million, depreciation expense is expected to be $23.4 million, and amortization expense is expected to be $35.6 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.
Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q2 2026 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce
SPS Commerce (NASDAQ: SPSC) is the leading intelligent supply chain network, connecting trading partners around the globe to optimize supply chain operations with all retail partners. Our AI-powered network connects 300,000+ trading relationships worldwide and moves more than 750M transactions and over $650B in gross merchandise value each year. From retailers and brands to manufacturers, distributors, and logistics providers, SPS is trusted by seven of the top ten largest retailers, and over two-thirds of today’s fastest growing brands. Our multi-solution portfolio orchestrates the data, decisions, and relationships that keep the world's supply chains moving forward. With nearly 3,000 employees and global offices, SPS Commerce is headquartered in Minneapolis, Minnesota. For more information, visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain from investments and foreign currency transactions, investment income, loss on sale of business, and other adjustments as necessary for a fair presentation. Other adjustments for the three and six months ended June 30, 2026, included the expense impact from disposals of other equipment, remeasurement of an acquired earn-out liability, and one-time divestiture exit and disposal costs. Net income is the most directly comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain from investments and foreign currency transactions, loss on sale of business, and other adjustments as necessary for a fair presentation, including for the three and six months ended June 30, 2026, the expense impact from disposals of other equipment, remeasurement of an acquired earn-out liability, and one-time divestiture exit and disposal costs, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the most directly comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period. To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the third quarter and full year of 2026, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; In thousands, except shares)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$173,167	$151,355
Accounts receivable	71,681	75,295
Allowance for credit losses	(7,994)	(7,129)
Accounts receivable, net	63,687	68,166
Deferred costs	64,001	66,693
Other assets	29,541	49,090
Total current assets	330,396	335,304
Property and equipment, net	44,142	43,117
Operating lease right-of-use assets	4,985	5,025
Goodwill	539,411	541,719
Intangible assets, net	172,446	215,815
Other assets
Deferred costs, non-current	20,296	20,719
Deferred income tax assets	514	493
Other assets, non-current	13,239	7,667
Total assets	$1,125,429	$1,169,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,484	$13,757
Accrued compensation	39,470	47,577
Accrued expenses	14,901	13,074
Deferred revenue	80,867	75,590
Operating lease liabilities	1,540	4,353
Total current liabilities	146,262	154,351
Other liabilities
Deferred revenue, non-current	4,720	5,288
Operating lease liabilities, non-current	4,766	2,839
Deferred income tax liabilities	30,928	33,201
Other liabilities, non-current	271	287
Total liabilities	186,947	195,966
Commitments and contingencies
Stockholders' equity
Common stock	40	40
Treasury stock	(276,922)	(177,949)
Additional paid-in capital	763,354	722,737
Retained earnings	456,031	429,438
Accumulated other comprehensive loss	(4,021)	(373)
Total stockholders’ equity	938,482	973,893
Total liabilities and stockholders’ equity	$1,125,429	$1,169,859

SPS COMMERCE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$197,815	$187,400	$389,936	$368,949
Cost of revenues	59,028	59,826	118,245	116,740
Gross profit	138,787	127,574	271,691	252,209
Operating expenses
Sales and marketing	43,936	43,434	88,670	85,068
Research and development	16,957	17,271	34,874	34,710
General and administrative	36,646	30,890	73,020	61,908
Amortization of intangible assets	9,381	9,509	18,701	18,097
Loss on sale of business	23,454	—	23,454	—
Total operating expenses	130,374	101,104	238,719	199,783
Income from operations	8,413	26,470	32,972	52,426
Other income, net	1,997	773	3,402	2,980
Income before income taxes	10,410	27,243	36,374	55,406
Income tax expense	3,546	7,510	9,781	13,477
Net income	$6,864	$19,733	$26,593	$41,929

Net income per share
Basic	$0.19	$0.52	$0.72	$1.10
Diluted	$0.19	$0.52	$0.72	$1.10

Weighted average common shares used to compute net income per share
Basic	36,533	37,965	36,953	37,978
Diluted	36,577	38,099	37,026	38,132

SPS COMMERCE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$26,593	$41,929
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(4,412)	(5,914)
Depreciation and amortization of property and equipment	11,984	9,948
Amortization of intangible assets	18,701	18,097
Provision for credit losses	4,621	4,111
Stock-based compensation	36,769	28,865
Loss on sale of business	23,454	—
Other, net	(1,445)	274
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(2,139)	(13,713)
Deferred costs	2,797	(412)
Other assets and liabilities	11,871	(2,258)
Accounts payable	(3,236)	2,082
Accrued compensation	(9,551)	(11,006)
Accrued expenses	1,419	(1,833)
Deferred revenue	5,087	3,012
Operating leases	(854)	(876)
Net cash provided by operating activities	121,659	72,306
Cash flows from investing activities
Purchases of property and equipment	(15,738)	(12,815)
Proceeds from sale, net	8,768	—
Acquisition of business, net	—	(142,628)
Net cash used in investing activities	(6,970)	(155,443)
Cash flows from financing activities
Repurchases of common stock	(98,358)	(59,558)
Net proceeds from exercise of options to purchase common stock	866	2,406
Net proceeds from employee stock purchase plan activity	4,321	5,426
Net cash used in financing activities	(93,171)	(51,726)
Effect of foreign currency exchange rate changes	294	1,449
Net increase (decrease) in cash and cash equivalents	21,812	(133,414)
Cash and cash equivalents at beginning of period	151,355	241,017
Cash and cash equivalents at end of period	$173,167	$107,603

SPS COMMERCE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$6,864	$19,733	$26,593	$41,929
Income tax expense	3,546	7,510	9,781	13,477
Depreciation and amortization of property and equipment	6,150	4,991	11,984	9,948
Amortization of intangible assets	9,381	9,509	18,701	18,097
Stock-based compensation expense	18,696	14,998	36,769	28,865
Realized gain from investments and foreign currency transactions	(402)	(107)	(522)	(473)
Investment income	(1,211)	(688)	(2,362)	(2,537)
Loss on sale of business	23,454	—	23,454	—
Other	154	106	165	1,119
Adjusted EBITDA	$66,632	$56,052	$124,563	$110,425

Adjusted EBITDA Margin
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$197,815	$187,400	$389,936	$368,949

Net income	6,864	19,733	26,593	41,929
Margin	3%	11%	7%	11%

Adjusted EBITDA	66,632	56,052	124,563	110,425
Adjusted EBITDA Margin	34%	30%	32%	30%

Non-GAAP Income per Share
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$6,864	$19,733	$26,593	$41,929
Stock-based compensation expense	18,696	14,998	36,769	28,865
Amortization of intangible assets	9,381	9,509	18,701	18,097
Realized gain from investments and foreign currency transactions	(402)	(107)	(522)	(473)
Loss on sale of business	23,454	—	23,454	—
Other	154	106	165	1,119
Income tax effects of adjustments	(11,770)	(6,285)	(17,649)	(13,570)
Non-GAAP income	$46,377	$37,954	$87,511	$75,967

Shares used to compute net income and non-GAAP income per share
Basic	36,533	37,965	36,953	37,978
Diluted	36,577	38,099	37,026	38,132

Net income per share, basic	$0.19	$0.52	$0.72	$1.10
Non-GAAP adjustments to net income per share, basic	1.08	0.48	1.65	0.90
Non-GAAP income per share, basic	$1.27	$1.00	$2.37	$2.00

Net income per share, diluted	$0.19	$0.52	$0.72	$1.10
Non-GAAP adjustments to net income per share, diluted	1.08	0.48	1.65	0.89
Non-GAAP income per share, diluted	$1.27	$1.00	$2.36	$1.99

The annual per share amounts may not cross-sum due to rounding.